HUBEI MINKANG PHARMACEUTICAL LTD.
2808 Cowan Circle
Las Vegas, NV  89107

Symbol: HBMKD- OTCBB

October 21, 2010
News Release

HUBEI MINKANG PHARMACEUTICAL LTD.: LETTER OF INTENT SIGNED TO ACQUIRE 100% OF HBMK LIMITED

NAME CHANGE AND REVERSE STOCK SPLIT

Las Vegas, Nevada – Hubei Minkang Pharmaceutical Ltd. (“Hubei Minkang”, or the “Company”) (formerly Nexgen Petroleum Corp.) is pleased to announce that it has entered into a letter of intent (“LOI”) with HBMK Limited (“HBMK”), a BVI corporation.  HBMK Limited is the sole shareholder of Hubei Minkang Pharmaceutical Co., Ltd., a company organized under the laws of the People’s Republic of China, or is in the process of acquiring all of the issued and outstanding shares in the capital of Hubei Minkang Pharmaceutical Co., Ltd., which is a modern pharmaceutical enterprise that produces and markets Traditional Chinese Medicine in China as well as markets its products to the US, Japan, Canada, Singapore, Malaysia, Thailand and Hong Kong among other countries.

On October 18, 2010, the Company and HBMK executed the LOI, whereby the Company and HBMK intend to complete a Purchase Agreement (the “Definitive Agreement”), where the Company will acquire 100% of the issued and outstanding shares of capital stock of HBMK (the “HBMK Shares”) in exchange for 28,000,000 shares of common stock of the Company (the “Exchange Shares”), on the terms and subject to the conditions set out in the Definitive Agreement to be entered into between the Company and HBMK (the “Proposed Transaction”).

Concurrent with the closing of the Proposed Transaction with the shareholders of HBMK, the Company agrees not to have more than $50,000 in outstanding liabilities and to dispose of its oil and gas assets.

The shares of common stock of the Company to be issued to the shareholders of HBMK in the Proposed Transaction will be issued pursuant to an exemption from registration requirements and will be subject to a statutory hold period.

Either the Company or HBMK may terminate the LOI if the parties fail to enter into a Definitive Agreement on or before November 15, 2010, unless extended by mutual agreement of the parties in writing for a maximum of 14 days per extension.

In addition, the Company is pleased to announce that it has changed its name to Hubei Minkang Pharmaceutical Ltd. effective October 20, 2010 with the Nevada Secretary of State’s office.  In addition, effective October 20, 2010, the Company has effected a one (1) for eight (8) reverse stock split of its authorized and issued and outstanding common stock.  As a result, the Company’s authorized capital has decreased from 1,350,000,000 shares of common stock with par value of $0.001 per share and 10,000,000 shares of preferred stock with par value of $0.001 per share to 168,750,000 shares of common stock with par value of $0.001 per share and 10,000,000 shares of preferred stock with par value of $0.001 per share, and correspondingly its issued and outstanding capital has decreased from 64,765,941 shares of common stock to 8,095,742 shares of common stock.

The name change and reverse stock split became effective with the Over-the-Counter Bulletin Board at the opening for trading on October 21, 2010 under the new stock symbol “HBMKD”.  The “D” on the Company’s symbol will be removed after 20 business days upon which the symbol will be “HBMK”.  The Company’s new CUSIP number is 44352W 101.

For more information contact:
Investor Relations
1.866.446.1869

FORWARD LOOKING STATEMENTS This news release may include "forward-looking statements" regarding Hubei Minkang Pharmaceutical Ltd., and its subsidiaries, business and project plans. Such forward looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where Hubei Minkang Pharmaceutical Ltd. expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Hubei Minkang Pharmaceutical Ltd. does not undertake any obligation to update any forward looking statement, except as required under applicable law.